Exhibit 2.2

Delaware The First State Page 1 I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE LIMITED LIABILITY COMPANY UNDER THE NAME OF “ZENTALIS PHARMACEUTICALS, LLC” TO A DELAWARE CORPORATION, CHANGING ITS NAME FROM “ZENTALIS PHARMACEUTICALS, LLC” TO “ZENTALIS PHARMACEUTICALS, INC.”, FILED IN THIS OFFICE ON THE SECOND DAY OF APRIL, A.D. 2020, AT 4 O’CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

CERTIFICATE OF CONVERSION FROM A LIMITED LIABILITY COMPANY TO A CORPORATION PURSUANT TO SECTION 265 OF THE DELAWARE GENERAL CORPORATION LAW AND SECTION 18-216 OF THE DELAWARE LIMITED LIABILITY COMPANY ACT The jurisdiction in which Zentalis Pharmaceuticals, LLC (the “Company”) was first formed is Delaware. The jurisdiction of the Company immediately prior to filing this Certificate of Conversion from a limited liability company to a corporation (this “Certificate”) was Delaware. The Company filed its original certificate of formation with the Secretary of State of the State of Delaware and was first formed on November 21,2017 in the State of Delaware. The name and type of entity of the Company immediately prior to the filing of this Certificate was Zentalis Pharmaceuticals, LLC, a Delaware limited liability company. The name of the corporation into which Zentalis Pharmaceuticals, LLC shall be converted as set forth in the certificate of incorporation of the corporation shall be Zentalis Pharmaceuticals, Inc. IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion from a Limited Liability Company to a Corporation dated as of April 2, 2020. ZENTALIS PHARMACEUTICALS, LLC By: /s/ Anthony Y. Sun, M.D. Name: Anthony Y. Sun, M.D. Title: Chief Executive Officer and President State of Delaware Secretary of State Division of Corporations Delhered 03 JI P.M 04 02,2020 FILED 04:00 PM 04’02 2020 SR 20202557822—File Number 6627080